                                                                                                       EXHIBIT 23.3

                             Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2005 relating to the financial statements, which appears in the 2004 Annual Report to
Shareholders, which is incorporated by reference in Southern California Edison Company's Annual Report on
Form 10-K for the year ended December 31, 2004.  We also consent to the incorporation by reference of our report dated March 15, 2005 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 29, 2005